Exhibit 10.6

SERITAGE GROWTH PROPERTIES

2015 SHARE PLAN

SECTION 1. BACKGROUND AND PURPOSE

The name of this Plan is the Seritage Growth Properties 2015 Share Plan. The purpose of this Plan is to promote the interests of the Company and its Subsidiaries through grants to Eligible Individuals of Restricted Shares, Share Units, Other Share-Based Awards, Options, and Share Appreciation Rights in order (1) to attract and retain the services of Eligible Individuals, (2) to provide an additional incentive to each Eligible Individual to work to increase the value of the Shares and (3) to provide each Eligible Individual with a stake in the future of the Company which corresponds to the stake of each Company shareholder.

SECTION 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board shall mean the Board of Trustees of the Company.

2.2. Change in Control shall mean shall mean an event described in Treasury Regulation 1.409A-3(i)(5), where references to the term “corporation” shall be deemed to refer to the Company.

2.3. Code shall mean the Internal Revenue Code of 1986, as amended.

2.4. Committee shall mean the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act) and to the extent applicable, each of whom shall be an outside director for purposes of Code Section 162(m).

2.5. Company shall mean Seritage Growth Properties, a Maryland real estate investment trust, and any successor to such entity.

2.6. Employee shall mean any individual employed by the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company (or any Subsidiary) as an independent contractor or any employee of an employment or temporary agency or firm, without regard to whether such individual is subsequently determined to have been or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.7. Eligible Individual shall mean an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or a Subsidiary, as determined and designated by the Committee. An award may be granted to an Eligible Individual, in connection with hiring, retention or otherwise, prior to the date the Employee,

Non-Employee Director or service provider first performs service for the Company or the Subsidiaries, provided such award shall not become vested prior to the date the Employee, Non-Employee Director or other service provider first performs such service.

2.8. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

2.9. Fair Market Value shall mean, for any given date, the fair market value of the Shares as of such date, as determined by the Committee on a basis consistently applied by the Company based on actual transactions in Shares on the exchange on which the Shares generally have the greatest trading volume. If the Shares are not readily tradable on an established market, fair market value shall be determined by the Board based on a reasonable application of a reasonable valuation methodology.

2.10. Non-Employee Director shall mean a member of the Board who is not an Employee of the Company or a Subsidiary.

2.11. Option shall mean an option granted under Section 8 to purchase Shares and evidenced by an Option Agreement, which Option shall not be treated as an “incentive stock option” under Code Section 422.

2.12. Option Agreement shall mean the written agreement or instrument which sets forth the terms of an Option granted to an Eligible Individual under this Plan.

2.13. Option Price shall mean the price which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

2.14. Other Share-Based Award shall mean a grant under Section 7 to an Eligible Individual of Shares or other type of equity-based or equity-related award not otherwise described by the terms of this Plan, including without limitation, the grant or offer for sale of unrestricted Shares or the grant of Shares in settlement of an award under an incentive program of the Company or any Subsidiary, and which may also mean an LTIP Unit (as defined in Section 7), in such amounts and subject to such terms and conditions, as the Committee shall determine.

2.15. Performance Period shall mean the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of SARs, Options, Restricted Shares, Share Units or Other Share-Based Awards has been earned.

2.16. Plan shall mean this Seritage Growth Properties 2015 Share Plan, as amended from time to time.

2.17. Restricted Shares shall mean Shares granted to an Eligible Individual pursuant to Section 7.

2.18. SAR Agreement shall mean the written agreement or instrument which sets forth the terms of a SAR granted to an Eligible Individual under this Plan.

2.19. SAR Share Value shall mean the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a Share on the date the related SAR is granted.

2.20. Shares shall mean the Class A common shares of the Company, par value $0.01 per share (or else shall mean, with respect to any LTIP Unit, the applicable partnership interest under the Operating Partnership Agreement (as such term is defined in Section 7).

2.21. Share Appreciation Right or SAR shall mean a right which is granted pursuant to the terms of Section 8 to the appreciation in the Fair Market Value of a Share in excess of the SAR Share Value for such a Share.

2.22. Share Award Agreement shall mean the written agreement or instrument which sets forth the terms of a Restricted Share, Share Unit or Other Share-Based Award grant to an Eligible Individual under this Plan.

2.23. Share Unit shall mean a right granted to an Eligible Individual pursuant to Section 7 to receive a payment in cash or Shares based on the Fair Market Value of the number of Shares described in such grant.

2.24. Subsidiary shall mean, with respect to the Company, any corporation, entity or other organization whether incorporated or unincorporated, of which (a) the Company directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, or (b) the Company is a general partner or managing member, including any Operating Partnership. For purposes of granting Options or SARs, an entity shall not be treated as a Subsidiary unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the meaning provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and, provided further, that where the granting to such grantee of Options or SARs with respect to the Shares is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

SECTION 3. SHARES RESERVED UNDER PLAN

3.1. Shares. There shall be reserved for issuance under this Plan 6,500,000 Shares.

3.2. Share Counting. The Shares described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares issued pursuant to a Restricted Share or Other Share-Based Award grant which are forfeited or cancelled thereafter shall again become available for issuance under this Plan. The number of Shares issued under a Share Unit or Other Share-Based Award, if applicable, shall not again become available under Section 3.1 for issuance under this Plan. If a Share Unit or Other Share-Based Award is forfeited or settled in cash, the related Shares shall again become available for issuance under this Plan. The number of Shares issued under an Option or SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan. If an Option or SAR is forfeited or settled in cash, if applicable, the related Shares shall again become available for issuance under this Plan. Shares not delivered as a result of net settlement shall not again become available for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which the Company receives from the sale of any Shares under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4. Substitute Awards. Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an affiliate as the result of a merger or consolidation of the Company with another real estate investment trust or corporation, or the acquisition by the Company of substantially all the assets of another real estate investment trust or corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another real estate investment trust or corporation as the result of which such other real estate investment trust or corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If Shares are issued under the Plan with respect to a substitute award granted under this Section 3.4, as described above, to the extent permitted by applicable law and exchange rules, such Shares will not count against the maximum number of Shares reserved for issuance under the Plan, as set forth in Section 3.1.

SECTION 4. EFFECTIVE DATE

This Plan shall become effective immediately prior to the closing date of the rights offering for the Shares of the Company by Sears Holdings Corporation to the holders of common stock of Sears Holdings Corporation.

SECTION 5. PLAN ADMINISTRATION

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Declaration of Trust or By-Laws of the Company, and subject to the provisions of this Plan, the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in any Share Award, Option or SAR Agreement, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions. Notwithstanding the foregoing, to the extent that an employment, consulting or similar agreement between the

Company or any of its Subsidiaries and an Eligible Individual or a Share Award, Option or SAR Agreement (any foregoing agreement, an “Individual Agreement”), conflicts with the terms of the Plan, the terms and conditions of the Individual Agreement shall govern.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding award at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more officers of the Company or members of the Board, including without limitation the authority to approve grants to Eligible Individuals other than any of the Company’s officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). In addition, the Committee may delegate to one or more of its members, officers of the Company or agents or advisors such administrative duties or powers as it may deem advisable. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan or any Share, Option or SAR Agreement, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including Employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan or any Share, Option or SAR Agreement shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action.

SECTION 6. ELIGIBILITY

Eligible Individuals shall be eligible for the grant of awards under this Plan.

SECTION 7. RESTRICTED SHARE, SHARE UNITS AND OTHER SHARE-BASED AWARDS

7.1. Committee Action.

(a) General. The Committee, acting in its absolute discretion, shall have the right to grant Restricted Shares, Share Units and Other Share-Based Awards to Eligible Individuals from time to time.

(b) LTIP Units. “LTIP Units” are intended to be profits interests in the operating partnership affiliated with the Company, if any, including for this purpose Seritage Growth Properties, L.P. (any such operating partnership, if any, the “Operating

Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership, as the same may be amended from time to time (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to any person eligible for an award under Section 6 in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for service to the Operating Partnership.

(c) Limitations:

(i) Other than Non-Employee Directors. Except as provided herein and subject to subsection (b)(2) immediately below, no Restricted Share, Share Unit or Other Share-Based Award grants in any combination may be made to an Eligible Individual in any calendar year with respect to more than 2,000,000 Shares. Each grant of Restricted Shares, Share Units and Other Share-Based Awards shall be evidenced by a Share Award Agreement. Notwithstanding the foregoing, separate and in addition to the above limit, no more than 2,000,000 Shares may be awarded to any Eligible Individual in any calendar year with respect to Shares that are granted in settlement of an award under any incentive program of the Company or any Subsidiary established thereunder.

(ii) Non-Employee Directors. Notwithstanding subsection (b)(1) immediately above, no Restricted Share, Share Unit and Other Share-Based Award grants in any combination may be made to a Non-Employee Director in any calendar year with respect to more than $1,000,000 in aggregate value at grant date(s). Each grant of Restricted Shares, Share Units and Other Share-Based Awards to a Non-Employee Director shall be evidenced by a Share Award Agreement.

7.2. Forfeiture Conditions. The Committee may make a Restricted Share, Share Unit or Other Share-Based Award grant subject to one or more employment, performance or other forfeiture conditions which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Share Award Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. Any Restricted Share or Other Share-Based Award issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including without limitation, book entry registration or issuance of a share certificate or certificates. In the event any physical share certificate is issued in respect of Restricted Shares or Other Share-Based Award granted under the Plan, such certificates shall be registered in the name of the Eligible Individual, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award, and shall be held by the Company as escrow agent until the restrictions on such award have lapsed.

7.3. Rights Under Awards.

(a) Cash Dividends. Each Share Award Agreement which evidences a Restricted Share or Other Share-Based Award grant shall state whether the Eligible Individual shall have a right to receive any cash dividends which are paid after any Restricted Shares or Other Share-Based Award are issued to him or her and before the first day that the Eligible Individual’s interest in such Shares are forfeited. If such a Share Award Agreement provides that an Eligible Individual has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Individual will be eligible to receive one, or more than one, payment in the future to compensate the Eligible Individual for the fact that he or she had no right to receive any cash dividends on his or her Restricted Shares or Other Share-Based Award when such dividends were paid. If such a Share Award Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payments. Unless otherwise set forth in the Share Award Agreement which evidences a Share Unit grant, if a cash dividend is paid on the Shares described in a Share Unit grant, such cash dividend shall be treated as reinvested in Shares and shall increase the number of Shares described in such Share Unit grant.

(b) Share and Other Dividends. Unless otherwise provided in the related Share Award Agreement, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Share dividend is declared on a Restricted Share or Other Share-Based Award, such Share dividend shall be treated as part of the grant of the related Restricted Share or Other Share-Based Award, and an Eligible Individual’s interest in such Share dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the Share dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Share Award Agreement which evidences a Share Unit grant, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Share dividend is declared on any Shares described in a Share Unit grant, such dividend shall increase the number of Shares described in such Share Unit grant. If a dividend is paid on a Share of Restricted Shares or Other Share-Based Award or on a Share described in a Share Unit grant other than in cash or Shares, the disposition of such dividend with respect to such Restricted Shares or Other Share-Based Award grant and the treatment of such dividend with respect to such Share Unit grant shall be effected in accordance with the terms of the related Share Award Agreement or such rules as the Committee shall adopt with respect to each such dividend.

(c) Voting Rights. An Eligible Individual shall have the right to vote Restricted Shares or shares subject to any Other Share-Based Award unless otherwise provided in the related Share Award Agreement. An Eligible Individual receiving a Share Unit grant shall not possess any voting rights with respect to such Share Units.

(d) Effect of Termination. In the discretion of the Committee, a Share Award Agreement may provide for vesting, payment, or other applicable terms after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(e) Nontransferability. No Restricted Share or Other Share-Based Award grant and no Shares issued pursuant to a Restricted Share or Other Share-Based Award grant shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution before an Eligible Individual’s interest in such shares have become completely nonforfeitable, and no interests in a Share Unit grant shall be transferable other than by will or the laws of descent and distribution, except as otherwise provided in the related Share Award Agreement.

(f) Creditor Status. An Eligible Individual to whom a Share Unit is granted shall be no more than a general and unsecured creditor of the Company with respect to any payment due under such grant.

7.4. Satisfaction of Forfeiture Conditions. A Share shall cease to be a Restricted Share or Other Share-Based Award at such time as an Eligible Individual’s interest in such Share becomes nonforfeitable under this Plan and the terms of the related Share Award Agreement. Upon vesting of a Share Unit, the Eligible Individual shall receive payment in cash or Shares in accordance with the terms of the related Share Award Agreement.

SECTION 8. OPTIONS AND SARs

8.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to purchase Shares to Eligible Individuals from time to time, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth that such Option is not an incentive stock option and shall set forth such other terms and conditions, including without limitation any performance-based vesting conditions or forfeiture provisions, of such grant, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

8.2. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each Share subject to an Option shall be no less than the Fair Market Value of a Share on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option. For the avoidance of doubt, such prohibition includes taking any action with respect to an Option that would be treated as a “repricing” under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the Eligible Individual ceases to be employed or provide services to the Company or a Subsidiary for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.3. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 8.3 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of Shares subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of Shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(i) in cash, electronic funds transfer or a check acceptable to the Committee;

(ii) in Shares which have been held by the Eligible Individual for a period acceptable to the Committee and which Shares are otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(iii) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(iv) in any combination of the methods described in this Section 8.3(b) which is acceptable to the Committee.

Any payment made in Shares shall be treated as equal to the Fair Market Value of such Shares on the date the properly endorsed stock certificate for such Shares is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Shares in lieu of a Share certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

8.4. SARs.

(a) SARs and SAR Share Value.

The Committee acting in its absolute discretion may grant an Eligible Individual a SAR which will give the Eligible Individual the right to the appreciation in one, or more than one, Share, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a Share on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including without limitation any performance-based vesting conditions or forfeiture provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR. For the avoidance of doubt, such prohibition includes taking any action with respect to a SAR that would be treated as a “repricing” under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b) Procedure. The exercise of a SAR shall be effected by the delivery of the related SAR Agreement to the Committee together with a statement signed by the Eligible Individual which specifies the number of Shares as to which the Eligible Individual exercises his or her SAR.

(c) Payment. An Eligible Individual who exercises his or her SAR will receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount to the product of (i) the number of Shares with respect to which the SAR is exercised multiplied by (ii) the excess of the Fair Market Value of a Share on the exercise date over the applicable SAR Share Value. The Committee acting in its absolute discretion shall determine the form of such payment. Any cash payment shall be made from the Company’s general assets, and an Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payment.

(d) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.5. Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of the Company, no Option or SAR shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) of an Option or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option or SAR granted under this Plan shall be exercisable during an Eligible Individual’s lifetime, as the case may be, only by (subject to the first sentence in this Section 8.5) the Eligible Individual, provided that in the event an Eligible Individual is incapacitated and unable to exercise such Eligible Individual’s Option or SAR, such Eligible Individual’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances presented to the Committee may exercise such Eligible Individual’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option or SAR Agreement. The person or persons to whom an Option or SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 8.5) thereafter shall be treated as the Eligible Individual under this Plan.

8.6. Share Limitations.

(a) Other than Non-Employee Directors. Subject to subsection (b) immediately below, an Eligible Individual may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 2,000,000 Shares.

(b) Non-Employee Directors. Notwithstanding subsection (a) immediately above, a Non-Employee Director may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than $1,000,000 in aggregate value at grant date(s), based on the accounting value as recognized by the Company.

SECTION 9. PERFORMANCE-BASED AWARDS

9.1. Establishment of Performance Goals. If, at the time of grant, the Committee intends an award to qualify as performance based compensation within the meaning of Code Section 162(m)(4), the Committee must establish in writing, objective performance goals for the applicable Performance Period no later than ninety (90) days after the Performance Period begins (but in no event after twenty-five percent (25%) of the Performance Period has elapsed), and while the outcome as to the performance goals is substantially uncertain. Such performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the criteria described in Section 9.2.

9.2. Performance Measures. A performance goal may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, total shareholder return, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific expense, cost or profit targets or margins, business expansion goals and goals relating to acquisitions, divestitures, leasing activities, diversification of portfolio income, or development or re-development of assets. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

9.3. Certification of Performance. An Eligible Individual otherwise entitled to receive an award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any Performance Period shall not receive a settlement of the award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to such award.

9.4. Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with Section 9.1, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) extraordinary, unusual, and/or nonrecurring items of gain or loss; (d) gains or losses on acquisitions or divestitures or store closings; (e) domestic pension expenses; (f) noncapital, purchase accounting items; (g) changes in tax or accounting principles, regulations or laws; (h) mergers or acquisitions; (i) integration costs disclosed as merger related; (j) accruals for reorganization or restructuring programs; (k) investment income or loss; (l) foreign exchange gains and losses; and (m) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

SECTION 10. SECURITIES REGISTRATION

For Shares issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Shares to an Eligible Individual under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Shares for an exemption under any such laws prior to the issuance of such Shares to an Eligible Individual; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Shares by an Eligible Individual.

SECTION 11. LIFE OF PLAN

No award shall be granted under this Plan on or after the earlier of: (a) the tenth (10th) anniversary of the date the Company adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Options and SARs have been exercised in full or no longer are exercisable and all Restricted Shares, Share Units and Other Share-Based Award grants under this Plan have been forfeited or the forfeiture conditions on the related Share or cash payments have been satisfied in full, or (b) the date on which all of the Shares reserved under Section 3 has been issued or is no longer available for use under this Plan and all cash payments due under any Share Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 12. ADJUSTMENT

12.1. Corporate Transactions. Subject to the further provisions of Section 13, the Committee shall make equitable adjustments or substitutions to reflect any “corporate transaction” (defined below), which may include (a) adjusting the number, kind or class (or any combination thereof) of Shares reserved under Section 3, the grant limitations described in Section 7.1(b) and Section 8.6, the number, kind or class (or any combination thereof) of Shares subject to Options and SARs granted under this Plan and the applicable Option Price and SAR Share Value, as well as the number, kind or class of Shares subject to Restricted Share, Share Unit and Other Share-Based Award grants under this Plan, (b) replacing outstanding awards with other awards of comparable intrinsic value (it being understood that such value shall be based on the Fair Market Value of the Shares underlying such awards at the time of such transaction), (c) cancelling outstanding awards in return for a cash payment (the amount of which shall be based on the Fair Market Value of the Shares underlying such awards at the time of such transaction), other than Options or SARs where the Option Price or SAR Share Value, respectively, is greater than the Fair Market Value at the time of the transaction, and (d) any other adjustments that the Committee determines to be equitable. For purposes of this paragraph, a “corporate transaction” includes, without limitation, any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Shares, securities of a subsidiary of the Company, other securities or other property), Change in Control, recapitalization, share split, reverse share split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event. Notwithstanding anything in this paragraph to the contrary, an adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A or cause the Option or SAR to fail to be exempt from Code Section 409A

12.2. General. If any adjustment under this Section 12 would create a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any grant shall be the next lower number of Shares, rounding all fractions downward. Any adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons.

SECTION 13. Change in Control.

Upon the occurrence of a Change in Control, except to the extent specified in an Individual Agreement, any non-vested portion of an Eligible Individual’s Award shall fully vest in the event of either: (a) the failure by the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control, or to substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock or other consideration of equivalent value as of the effective date of the Change in Control (in which case, the provisions of Section 12.1(b) or (c) shall apply to such award, as the Committee shall determine); or (b) the Eligible Individual’s termination of employment within twelve (12) months following a Change in Control on account of a termination by the Company (or any Acquiror) for any reason other than Cause (as such term is defined in and determined under the applicable Individual Agreement) or (if an Individual Agreement contains a definition of “Good Reason” or term of similar import) on account of an Eligible Individual’s resignation for Good Reason (as determined under such agreement).

SECTION 14. AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of shareholders of the Company, no amendment or modification to the Plan may (a) materially modify the Plan in any way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of any exchange or (b) modify the prohibition on repricing of Options or SARs as set forth in Sections 8.3 and 8.5, respectively. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any vested and outstanding award on the date of such amendment, modification, suspension or termination, without the written consent of the affected grantee. Notwithstanding the foregoing, no Eligible Individual consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to awards under this Plan prior to the date of such suspension or termination.

SECTION 15. MISCELLANEOUS

15.1. Stockholder Rights. No Eligible Individual shall have any rights as a shareholder of the Company as a result of the grant of an Option or SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of any Shares subject to such Option or SAR to such Eligible Individual. Except as otherwise provided in this Plan, an Eligible Individual’s rights as a shareholder in the Shares related to a Restricted Share or Other Share-Based Award grant shall be set forth in the related Share Award Agreement.

15.2. No Contract of Employment or Contract for Services. The grant of an award to an Eligible Individual under this Plan shall not constitute a contract of employment or contract for the performance of services or an agreement to continue his or her status as an Eligible Individual and shall not confer on an Eligible Individual any rights in addition to those rights, if any, expressly set forth in any Share, Option or SAR Agreement.

15.3. Coordination with Corporate Policies. Shares and cash acquired by an Eligible Individual under this Plan shall be subject to share retention, forfeiture, and clawback policies established by the Company in accordance with the terms of such policies or as required by applicable law.

15.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Share, Share Unit or Other Share-Based Award grant shall constitute an Eligible Individual’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum tax withholding requirements, if any, which the Committee acting in its discretion deems applicable. Subject to applicable law, the Committee, in its discretion, shall have the right to condition the delivery of any Shares (or other benefit) under the Plan on the satisfaction of an Eligible Individual’s applicable withholding obligation and shall have the right to satisfy such tax withholding requirements, if any: (a) through cash payment by the Eligible Individual; (b) with the Committee’s consent, through the surrender of Shares which the Eligible Individual already owns (provided, however, that to the extent Shares described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this subsection (b) shall be limited to Shares held by the Eligible Individual for not less than six (6) months prior to the payment date); or (c) through the surrender of Shares to which the Eligible Individual is otherwise entitled under the Plan; provided, however, that such Shares under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation.

15.5. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

15.6. Requirements of Law. The granting of awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.7. Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. Such foregoing right of indemnification shall not apply in circumstances involving such person’s bad faith or willful misconduct. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Declaration of Trust or By-laws, by contract, as a matter of law, or otherwise.

15.8. Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

15.9. Governing Law. This Plan shall be governed under the internal laws of the state of Maryland without regard to principles of conflicts of laws, to the extent not superseded by federal law. The state and federal courts located in the state of Maryland shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the Plan.

15.10. Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.11. Conflicts. In the event of a conflict between the terms of this Plan and any Share, Option or SAR Agreement, the terms of the Plan shall prevail.

15.12. Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.13. Deferral of Awards. The Committee may, in a Share Award Agreement or otherwise, establish procedures for the deferral of Shares or cash deliverable upon settlement, vesting or other events with respect to Restricted Shares, Share Units or Other Share-Based Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of Shares or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

15.14. Employees in Foreign Jurisdictions. Notwithstanding any provision of this Plan to the contrary, in order to achieve the purposes of this Plan or to comply with provisions of the laws in countries outside the United Sates in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Individuals (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any awards made to such Eligible Individuals, and (iii) establish sub-plans and other award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of awards granted under this Plan.